Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Durata Therapeutics, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Short Hills, NJ
March 28, 2014